Exhibit 99.2

BIOAMBER INC. ANNOUNCES PRICING OF $13.0 MILLION PUBLIC OFFERING

Montreal, Canada, January 15, 2016. BioAmber Inc. (NYSE: BIOA), a leader in renewable materials, today announced that it has priced an underwritten public offering of 2,600,000 shares of its common stock at a price of $5.00 per share. The gross proceeds to the Company will be $13.0 million. The offering is expected to close on January 21, 2016, subject to customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, is acting as the sole bookrunning manager for the offering. Raymond James & Associates, Inc. is acting as co-manager for the offering.

Net proceeds, after underwriting discounts and commissions and other estimated fees and expenses payable by BioAmber will be approximately $11.8 million.

BioAmber intends to use the net proceeds of the offering for working capital and other general corporate purposes.

The securities described above are being offered by BioAmber pursuant to a shelf registration statement on Form S-3 (No. 333-196470) including a base prospectus, which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 9, 2014. The securities may be offered only by means of a prospectus. The prospectus and the preliminary prospectus supplement related to the offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov and may also be obtained by contacting Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, at placements@hcwco.com. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered, when available, will be available on the SEC’s website and may also be obtained by contacting Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BioAmber

BioAmber (NYSE: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products. For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber, including but not limited to statements with respect to BioAmber’s plans to consummate its proposed public offering. BioAmber may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not BioAmber will be able to raise capital, the final

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terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, BioAmber’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and under the heading “Risk Factors” of the prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

BioAmber Investor Contact

Mike Hartmann

Executive Vice President

BioAmber Inc.

(514) 844-8000 extension 120

mike.hartmann@bio-amber.com

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